UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

eDiets.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 SW 12th Avenue

Suite 210

Pompano Beach, FL 33069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

As previously announced, on October 31, 2012, eDiets.com, Inc. (the "Company") entered into an Agreement and Plan of Merger (the “Merger Agreement”) with As Seen On TV, Inc., a Florida corporation (“ASTV”), eDiets Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of ASTV (“Merger Sub”), and certain other individuals named therein. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and a wholly-owned subsidiary of ASTV (the “Merger”).

Pursuant to the Merger Agreement, ASTV has previously loaned the Company $2.0 million, evidenced by two promissory notes issued by the Company and dated September 6, 2012 and November 16, 2012, respectively (the “Original Notes”). On February 12, 2013, the Company borrowed an additional $205,000 from ASTV and issued a new promissory note (the “New Note”) on terms substantially similar to those set forth in the Original Notes. Interest accrues on the New Note at a rate of twelve percent (12%) per annum, and at the rate of eighteen percent (18%) per annum during the continuance of an event of default. The New Note will mature on the date that is ten business days following the first to occur of the following: (i) the closing date of the Merger Agreement; (ii) March 31, 2013; or (iii) an event of default under the New Note.

All principal and accrued interest is due and payable in full on the maturity date of the New Note. If the maturity date occurs after the closing date of the Merger Agreement, payment will be made through conversion of the New Note into newly issued shares of the Company’s common stock at the same conversion price established in the Merger Agreement for the Merger; otherwise, payment will be made in cash. If the Merger Agreement terminates, ASTV will have the option to convert the New Note into newly issued shares of the Company’s common stock at a conversion price of $0.54 per share.

Under the New Note, the Company must comply with a number of covenants, including a covenant to make any payments due under the New Note prior to making payments in respect of indebtedness incurred following February 12, 2013, and a covenant not to incur certain additional indebtedness or grant certain liens over its assets without the prior written consent of ASTV.

The foregoing description of the New Note does not purport to be complete and is qualified in its entirety by reference to the New Note, a copy of which is filed as Exhibit 10.76 to this Current Report on Form 8-K and is incorporated herein by reference. The New Note is provided to give investors information regarding its terms. Investors are not third-party beneficiaries under the New Note and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
10.76	Senior Promissory Note dated February 12, 2013 issued by eDiets.com, Inc. to As Seen On TV, Inc.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Chairman

Date: February 14, 2013